UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12
Brightpoint, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On Friday August 10, 2012, at 8:00 a.m. Eastern Daylight Time, Brightpoint, Inc. (the “Company”) issued a press release announcing the record date for the special meeting of BrightPoint shareholders to vote on the previously announced merger agreement with Ingram Micro Inc.

A copy of the press release is below:

BrightPoint Announces Record Date for Special Meeting of Shareholders

INDIANAPOLIS — August 10, 2012 – Brightpoint, Inc. (“BrightPoint”) (Nasdaq: CELL), a global leader in providing device lifecycle services to the wireless and high-tech industries, today announced that it has established a record date for the special meeting of BrightPoint shareholders to vote on the previously announced proposed merger agreement under which Ingram Micro Inc. (“Ingram Micro”) will acquire BrightPoint. BrightPoint’s shareholders of record at the close of business on August 14, 2012 (the “Record Date”) will be entitled to vote at the special meeting. The BrightPoint board of directors set the date for the special meeting of BrightPoint shareholders to be September 19, 2012 at 9:00am ET at BrightPoint’s corporate headquarters at 7635 Interactive Way, Suite 200, Indianapolis, IN 46278.

About Brightpoint, Inc.

Brightpoint, Inc. (Nasdaq: CELL) is a global leader in providing device lifecycle services to the wireless and high-tech industries. In 2011, BrightPoint handled more than 112 million wireless devices globally. BrightPoint’s 5 key service areas – Plan, Market, Customize, Move, Recover, offer over 110 innovative services, such as distribution channel management, procurement, inventory management, reverse logistics and repair services, software loading, kitting and customized packaging, fulfillment, product customization, eBusiness solutions, and other outsourced services that integrate seamlessly with its customers’ IT systems and operations. BrightPoint’s effective and efficient platform allows its customers to benefit from rapidly deployed, flexible and cost effective solutions. BrightPoint has more than 4,000 employees, as well as a significant number of temporary staff, and a global footprint covering more than 35 countries, including 13 Latin American countries through its investment in Intcomex, Inc. In 2011, BrightPoint generated revenue of $5.2 billion, from customers in over 75 countries. BrightPoint provides distribution and customized services through over 100,000 points-of-sale and to over 25,000 B2B customers worldwide. Additional information about BrightPoint can be found on its website at www.BrightPoint.com, or by calling its toll-free Information and Investor Relations line at 877-IIR-CELL (877-447-2355).

Additional Information and Where to Find It

BrightPoint filed a proxy statement with the SEC on July 19, 2012 and intends to furnish or file other materials with the SEC in connection with the proposed merger. The definitive proxy statement will be sent or given to the shareholders of BrightPoint and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, BRIGHTPOINT’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BRIGHTPOINT AND THE PROPOSED MERGER. The proxy statement and other relevant materials (when they become available), and any other documents filed by BrightPoint with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders will be able to obtain free copies of the proxy statement from BrightPoint by contacting BrightPoint’s Investor Relations by telephone at (317) 707-2745, or by mail at Brightpoint, Inc., 7635 Interactive Way, Suite 200, Indianapolis, Indiana, 46278, Attention: Investor Relations, or by going to BrightPoint’s Investor Relations section on its corporate website at www.BrightPoint.com.

Participants in the Solicitation

BrightPoint and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BrightPoint in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is included in BrightPoint’s proxy statement for its 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 23, 2012 and in BrightPoint’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 29, 2012.

Contact
Brightpoint, Inc.	Brightpoint, Inc.
Tom Ward	Bill Casey
Investor Relations	Global Marketing
317-707-2745	317-707-2057

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